Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact
Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact
Jay Barbour, VP Marketing
972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES THIRD QUARTER RESULTS

Revenue Increases 42% Sequentially

Net Loss Decreases 82% Sequentially

Cash Burn Near Zero in Third Quarter

Richardson, Texas — October 26, 2006 — Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) today announced financial results for the three months ended September 30, 2006.

Revenues for the third quarter 2006 were $1.7 million, compared to $1.2 million for the second quarter 2006 and $2.0 million for third quarter 2005.  Third quarter revenue increased 42% sequentially from the second quarter.

Intrusion’s net loss was $0.2 million in the third quarter 2006, compared to $1.1 million for the second quarter 2006 and $0.5 million in the third quarter 2005.   Third quarter net loss decreased 82% sequentially from the second quarter.

Gross profit margin was 55% of revenue in the third quarter of 2006, compared to 62% for the second quarter 2006 and 60% for the third quarter of 2005.  The decline in gross profit margin was primarily a result of changes in product mix.

Intrusion’s third quarter 2006 operating expenses were $1.1 million, compared to $1.8 million for the second quarter 2006 and $1.7 million for the third quarter 2005.

As of September 30, 2006, Intrusion reported cash, cash equivalents and short-term investments of $0.3 million, working capital of $0.2 million and no debt.   Cash burn was nineteen thousand dollars in the third quarter 2006.

“Our financial results continue to improve with sequential revenue growth and net loss reduction for the past two quarters,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “If the current trend continues, we believe we could achieve profitability when revenues reach between $1.9 and $2.2 million per quarter.  TraceCop revenue continued to grow in the third quarter with revenue reaching $0.9 million compared to $0.75 million in the second quarter.  During the third quarter the business momentum related to the Compliance Commander™ product family increased significantly.  Revenue for Compliance Commander in the third quarter was $0.3 million compared to $0.1 million in the second quarter,” Paxton concluded.

Intrusion’s revenues in the third quarter were split among the following product lines: TraceCop™ 53%, SecureNet™ 29% and Compliance Commander 18%.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until November 2, 2006 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 9422352.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  In addition, Intrusion offers deployment technologies along with security services for the information-driven economy.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location service, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  Such statements include, without limitations, statements regarding future revenue growth and profitability, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and the recent loss of our Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except par value amounts)

	September 30,	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$300	$2,844
Short-term investments		500
Accounts receivable, net of allowance for doubtful accounts of $89 in 2006 and $102 in 2005	921	443
Inventories, net	239	373
Prepaid expenses	63	191
Total current assets	1,523	4,351

Property and equipment, net	179	256
Other assets	41	41
TOTAL ASSETS	$1,743	$4,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$932	$1,142
Deferred revenue	361	527
Total current liabilities	1,293	1,669

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 260
Liquidation preference of $1,331	918	918
Series 2 shares issued and outstanding — 460 in 2006 and 500 in 2005 Liquidation preference of $1,155	724	787
Series 3 shares issued and outstanding — 469 in 2006 and 565 in 2005 Liquidation preference of $1,026	667	805
Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 7,056 in 2006 and 6,919 in 2005 Outstanding shares — 7,046 in 2006 and 6,909 in 2005	71	69
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	53,464	52,994
Accumulated deficit	(54,853)	(52,053)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ equity	450	2,979
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,743	$4,648

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$1,736	$1,978	$3,791	$4,872
Cost of revenue	778	797	1,624	2,064

Gross profit	958	1,181	2,167	2,808

Operating expenses:
Sales and marketing	562	797	2,227	2,429
Research and development	272	552	1,679	1,957
General and administrative	306	336	1,039	868
Severance and related costs	—	—	—	55

Operating loss	(182)	(504)	(2,778)	(2,501)

Interest income, net	2	23	43	56
Other income (expense), net	—	—	(65)	2

Loss before income taxes	(180)	(481)	(2,800)	(2,443)
Income tax provision	—	—	—	—

Net loss	(180)	(481)	(2,800)	(2,443)
Preferred stock dividends accrued	(44)	(44)	(132)	(129)
Beneficial conversion feature on preferred stock	—	—	—	(919)
Net loss attributable to common stockholders	$(224)	$(525)	$(2,932)	$(3,491)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.03)	$(0.08)	$(0.42)	$(0.56)
Weighted average shares outstanding
-Basic and Diluted	7,046	6,586	7,025	6,270